Exhibit 99.1

Spirit AeroSystems Adopts Limited Duration Stockholder Rights Agreement

WICHITA, Kan., April 23, 2020 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] announced that on April 22, 2020, its Board of Directors adopted a limited duration stockholder rights agreement (the “Rights Agreement”) and declared a dividend of one right (“Right”) for each outstanding share of common stock outstanding as of the record date. The record date for the dividend is May 1, 2020. The Rights Agreement expires, without any further action being required to be taken by the Spirit Board of Directors, on April 22, 2021.

“Spirit and the aerospace industry are facing unprecedented disruption from the COVID-19 pandemic,” said Tom Gentile, Spirit AeroSystems President & CEO. “While we are confident in our ability to weather the effects of the pandemic and emerge as a stronger company, we are adopting the Rights Agreement to protect Spirit and its stockholders from parties seeking to take advantage of Spirit’s lower stock price and the current market environment.”

The adoption of the Rights Agreement is intended to enable all Spirit stockholders to realize the long-term value of their investment in Spirit by reducing the likelihood that a person gains a controlling interest in Spirit through open market accumulation or other tactics without paying an appropriate control premium. While the Rights Agreement will not prevent a takeover, it will encourage anyone seeking to gain a controlling interest in Spirit to negotiate with Spirit prior to attempting a takeover. The Rights Agreement does not deter the Spirit Board of Directors from considering any offer that is fair to and otherwise in the best interest of Spirit stockholders.

The rights generally become exercisable if a person or group (including a group of persons who agree to act in concert with each other) acquires beneficial ownership of 10% or more of Spirit’s common stock in a transaction not approved by the Spirit Board of Directors. Passive investors in Spirit, meaning such persons holding shares of the common stock of Spirit without a plan or an intent to change or influence the control of Spirit (including Schedule 13G filers), are permitted to hold up to 20% without triggering the exercise of the rights.

In the event the rights become exercisable, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Agreement, a number of shares of Spirit common stock having a market value of twice the exercise price. In addition, if Spirit is acquired in a merger or other business combination after an acquiring person acquires 50% or more of Spirit common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Agreement, a number of shares of common stock of the acquiring person having a market value of twice the exercise price. The acquiring person or group would not be entitled to exercise these rights.

Prior to being triggered, the rights may be redeemed by the Spirit Board of Directors if permitted under Spirit’s credit agreement. The Spirit Board of Directors may also accelerate the expiration of the Rights Agreement.

Further details of the Rights Agreement will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that Spirit will be filing with the Securities and Exchange Commission (SEC).

On the web: www.spiritaero.com
On Twitter: @SpiritAero

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Contacts:

Media:	Keturah Austin
(316) 523-2611
keturah.austin@spiritaero.com

Investor Relations:	Ryan Avey
(316) 523-7040
ryan.d.avey@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems designs and builds aerostructures for both commercial and defense customers. With headquarters in Wichita, Kansas, Spirit operates sites in the U.S., U.K., France and Malaysia. The company’s core products include fuselages, pylons, nacelles and wing components for the world’s premier aircraft. Spirit AeroSystems focuses on affordable, innovative composite and aluminum manufacturing solutions to support customers around the globe. More information is available at www.SpiritAero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the timing and conditions surrounding the return to service of the 737 MAX and any related impacts on our production rate; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to timely complete and integrate our announced Asco and Bombardier acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; demand for our products and services and the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; the impact of the COVID-19 pandemic on our business and operations, including on the demand for our and our customers’ products and services, on trade and transport restrictions, on the global aerospace supply chain, on our ability to retain the skilled work force necessary for production and development and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.